Code of Ethics

Adopted:    October 30, 2009

Amended:    December 2022

Code of Ethics

TABLE OF CONTENTS
Introduction
1.1In General

1.1.1Standards of Business Conduct; “Supervised Persons”
1.1.2Compliance with Securities Laws is Mandatory
1.1.3Ethics Requirements Under State Securities Laws
1.1.4Political Contributions
1.2Reporting Personal Securities Transactions
1.2.1Who is an Access Person
1.2.2What are Reportable Securities
1.2.3What is a Direct or Indirect Beneficial Interest
1.2.4Holding reports
1.2.5Transaction reports
1.2.6Review of Reports
1.2.7Pre Approvals
1.3Unethical Trading Practices
1.3.1Front running/Dumping
1.3.2Improper Use of Information
1.3.3Conditioning (Manipulating) the Market
1.3.4Inducements
1.3.5Short Term Trading and Market Timing
1.4Misuse of Material Inside Information
1.5Other Conduct
1.5.1“Blackout Periods”
1.5.2Pending Transactions/ Allocation of Investment Opportunities
1.5.3Public Commentary
1.5.4Gifts, Entertainment and Training Expenses
1.5.5Service on Boards of Directors, etc.
1.6Review and Further Actions
1.7Books and Records
CFA® Asset Manager Code of Professional Conduct

Code of Ethics

Appendices

Code of Ethics

Introduction
This Code of Ethics is adopted pursuant to Rule 204A-1 of the Investment Adviser Act of 1940, as amended (the “Advisers Act”) and is intended to be utilized by all Arin Risk Advisors, LLC personnel in the conduct of Arin Risk Advisors, LLC (“Arin”) business.
This Code of Ethics is adopted to set forth standards of conduct, require compliance with securities laws and establish procedures reasonably designed to prevent “Access Persons” from engaging in the prohibited practices. The code is to be reviewed and approved at least annually and copies of each version are to be preserved for at least five years.
SEC Rule 204A-1 requires every investment adviser registered or required to be registered under section 203 of the Act to establish, maintain and enforce a written code of ethics that, at a minimum, includes:
1.A standard (or standards) of business conduct that the adviser requires of each supervised person, which standard must reflect the adviser’s fiduciary obligations and those of its supervised persons;
2.Provisions requiring the supervised persons to comply with applicable federal securities laws;
3.Provisions that require all “Access Persons” to report, and the firm to review, their personal securities transactions and holdings periodically as provided in the Rule;
4.Provisions requiring supervised persons to report any violations of the code of ethics promptly to the chief compliance officer or, provided the chief compliance officer also receives reports of all violations, to other persons designated in the code of ethics; and
5.Provisions requiring the firm to provide each supervised person with a copy of the code of ethics and any amendments, and requiring the supervised persons to provide the firm with a written acknowledgment of their receipt of the code and any amendments.
The Chief Compliance Officer (“CCO”) is responsible for overseeing and enforcing the Code of Ethics. This oversight shall at a minimum include the following on a regular basis:
Reviewing Access Persons’ personal securities reports
Assessing whether Access Persons are following required internal procedures
Evaluating transactions to identify any prohibited practices
Assessing relative performance of personal accounts vs. customer accounts.”
Each employee and associated person must date and sign the Acknowledgment of this Code of Ethics and return a copy of the signed Acknowledgment to the CCO.
In addition, each employee or associated person must take personal responsibility to report promptly to the CCO any suspected violations of this Code of Ethics where applicable.
Arin is required to include in Form ADV Part 2Aa reference to this Code of Ethics and that a copy of the Code of Ethics will be delivered to the recipient of Form ADV Part 2A upon request addressed to the CCO.

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1.1In General
1.1.1Standards of Business Conduct
Federal and state securities laws and regulations make it clear that registered investment advisers and their employees, have a fiduciary duty to their clients with respect to the advice and management services provided. This is often expressed as the “prudent man rule.” A fiduciary is to approach his or her client’s affairs with the same prudence as would be used in the management of his or her own. Fiduciaries are expected to place the interests of the client before their own. Fiduciaries cannot withhold material information from a client that would affect the client’s investment decision.
Arin acknowledges that, as a fiduciary, we have a fundamental obligation to act in the best interests of our clients and our clients a duty of undivided loyalty and utmost good faith.
1.1.2Compliance with Securities Laws is Mandatory
Federal and state antifraud statutes set forth a number of basic principles which underpin the enforcement of ethical principles in adviser administration. Thus, neither an adviser nor any employee may:

•Employ any device, scheme or artifice to defraud a client;
•Make any untrue statement of material fact or material omission in communications to clients or the public; or
•Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon a client.
Non-compliance with the provisions of this Code of Ethics will not be tolerated. Failure to abide by Arin’s policies may expose you and/or Arin to significant consequences which may include disciplinary action, termination, regulatory sanctions, potential monetary sanctions and/or civil and criminal penalties.
1.1.3Ethics Requirements under State Securities Laws
The legal regulatory structure does not require every adviser to be state registered. However, state “anti-fraud” and ethics laws and regulations continue to apply to each adviser doing business in the state.
Accordingly, attention needs to be paid to the ethics requirements of each state where Arin is doing business.
State securities administrators have their own code of ethics. In April, 2004 the North American Security Administrators Association (NASAA) updated its Statement of Policy Concerning Unethical Business Practices of Investment Advisers (Statement). The Statement is used by a number of state securities administrators in evaluating the ethics of regulated advisers. The Statement identifies a number of specific practices which the state administrators define as unethical:

•Recommending to a client to whom supervisory, management or consulting services are provided the purchase, sale or exchange of any security without reasonable grounds to believe that the recommendation is suitable for the client on the basis of information furnished by the client after reasonable inquiry concerning the client's investment objectives, financial situation and needs, and

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any other information known by the investment adviser.
•Exercising any discretionary power in placing an order for the purchase or sale of securities for a client without obtaining written discretionary authority from the client within ten (10) business days after the date of the first transaction placed pursuant to oral discretionary authority, unless the discretionary power relates solely to the price at which, or the time when, an order involving a definite amount of a specified security shall be executed, or both.
•Inducing trading in a client's account that is excessive in size or frequency in view of the financial resources, investment objectives and character of the account in light of the fact that an adviser in such situations can directly benefit from the number of securities transactions effected in a client's account. The rule appropriately forbids an excessive number of transaction orders to be induced by an adviser for a "customer's account."
•Placing an order to purchase or sell a security for the account of a client without authority to do so.
•Placing an order to purchase or sell a security for the account of a client upon instruction of a third party without first having obtained a written third-party trading authorization from the client.
•Borrowing money or securities from a client unless the client is a broker-dealer, an affiliate of the investment adviser, or a financial institution engaged in the business of loaning funds.
•Loaning money to a client unless the investment adviser is a financial institution engaged in the business of loaning funds or the client is an affiliate of the investment adviser.
•To misrepresent to any advisory client, or prospective advisory client, the qualifications of the investment adviser or any employee of the investment adviser, or to misrepresent the nature of the advisory services being offered or fees to be charged for such service, or to omit to state a material fact necessary to make the statements made regarding qualifications, services or fees, in light of the circumstances under which they are made, not misleading.
•Providing a report or recommendation to any advisory client prepared by someone other than the adviser without disclosing that fact. (This prohibition does not apply to a situation where the adviser uses published research reports or statistical analyses to render advice or where an adviser orders such a report in the normal course of providing service.)
•Charging a client an unreasonable advisory fee.
•Failing to disclose to clients in writing before any advice is rendered any material conflict of interest relating to the adviser or any of its employees which could reasonably be expected to impair the rendering of unbiased and objective advice including:
a)Compensation arrangements connected with advisory services to clients which are in addition to compensation from such clients for such services;
b)Charging a client an advisory fee for rendering advice when a commission for executing securities transactions pursuant to such advice will be received by the adviser or its employees; and
c)Any outside business interests or activities of an employee that may influence or impair advice to a client.
•Guaranteeing to a client that a specific result will be achieved (gain or no loss) with advice, which will be rendered.
•Publishing, circulating or distributing any advertisement which does not comply with Rule 206 (4)-1 under the Investment Advisers Act of 1940.
•Disclosing the identity, affairs, or investments of any client unless required by law to do so, or unless consented to by the client.

1.1.4Political Contributions
The Company shall not accept an investor/client within two years after the Company or any Covered Associate made a contribution to an elected official of a government entity (incumbent, candidate or successful candidate) that is in a position, directly or indirectly, to influence the selection of the Company. As a general rule, the Company prohibits all Covered Associated from making political contributions to any elected official. Covered Associated may request an exception to this policy from the CCO on a case-by-case basis. Covered Associates intending to contribute to an elected official must provide the CCO with the name of the elected official, the amount of the contribution and the date of the election. No contributions by a Covered Associate will be permitted unless such contribution satisfy the following conditions: (1) the Covered Associate contributes no more than $350 to any one official, per election, if the Covered Associate is entitled to vote for the official at the time of the contribution, or (2) contributes no more than $150 to any official, per election,

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for officials for whom the Covered Associate is not entitled to vote at the time of the contribution.
This prohibition shall not apply to any contribution made by any individual who made the contribution than six months prior to becoming a Covered Associate of the Company unless such person, after becoming a Covered Associate, solicits clients on behalf of the Company.
The Company and its Covered Associates shall not coordinate or solicit any person to make any contributions to an elected official (incumbent, candidate or successful candidate) of a government entity who is an investor/client or who the Company is seeking to be an investor/client and shall not coordinate or solicit payment to political parties of a state or locality who is an investor/client or seeking a government entity to be an investor/client.
The Company shall not agree to pay or pay a third party, such as a solicitor or placement agent, to solicit government entity clients on behalf of the Company, unless that third party is an executive officer, general partner, managing member (or similar status) or employee of the Company, an SEC-registered investment adviser in compliance with Rule 206(4)-5 or broker-dealer subject to similar restrictions imposed by FINRA.
“Covered Associate” shall mean: (i) Any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) Any employee who solicits a government entity for the Company and any person who supervises, directly or indirectly, such employee; and (iii) Any political action committee controlled by the Company or by any of the aforementioned persons.

1.2Reporting Personal Securities Transactions
The SEC Rules require reporting and monitoring of the investment activities of the firm’s employees. When investment advisory personnel invest for their own accounts, conflicts of interest may arise between the client’s and the employee's interests. The reporting regulations are designed to deter problem activity and to create a “level playing field.”
Arin must maintain a record of all transactions in Reportable Securities in which an Access Person has a “direct or indirect beneficial interest.” (See Section 1.2.3)
Arin undertakes to protect the privacy and security of the information provided by non-Access Persons’ as a consequence of their relationship with one or more of Arin Risk Advisor, LLC’s listed Access Persons. As such, the CCO is responsible for ensuring that such reports are only distributed to those individuals who have a compliance need to view and analyze them.
1.2.1Who is an “Access Person”
An Access Person is any person supervised by Arin who has access to nonpublic information regarding any client’s purchase or sale of securities, or information regarding the portfolio holdings of any Reportable Fund (see below); or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

As a matter of policy, Arin designates ALL employees of the company as Access Persons’ with respect to its compliance with Rule 204A-1.

1.2.2What are “Reportable Securities”
Reportable Securities are all securities as defined in Section 202(a)(18) of the Act, including listed and unlisted securities, private transactions (which include private placements, non-public stock or warrants and digital tokens currencies other than Bitcoin or Ethereum), EXCEPT:
(a)direct obligations of the United States Government;
(b)bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments including repurchase agreements;
(c)shares issued by money market funds
(d)open end mutual funds and exchange traded funds (‘ETF’s”) other than “Advised Funds” (i.e., registered funds for which ARA or any other related business entity acts as advisor or sub-advisor)
Transactions in units of UIT’s that are invested solely in the shares of unaffiliated open-

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end mutual funds (e.g., variable product sub-accounts)
Advised Funds include all funds for which Arin serves as investment adviser and any fund whose investment adviser controls is controlled by or is under common control with, Arin.
1.2.3What is a “Direct or Indirect Beneficial Interest”
A Direct or Indirect Beneficial Interest includes any direct ownership or an indirect pecuniary interest through any contract, arrangement, understanding, relationship or otherwise, including immediate family members (person who is supported directly or indirectly to a material extent by such person), partners in a partnership or beneficiaries of a trust. The term pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Reportable Securities.
1.2.4Holdings Reports
Each Access Person must submit to the CCO a signed Holdings Report (See Appendix C and F), within ten (10) days of the date the person becomes an Access Person AND annually at least once in each subsequent 12-month period. This annual Holdings Report requirement shall be deemed as satisfied if Arin’s CCO receives statements directly from each custodian and such access person certifies annually that all securities accounts have been disclosed to Arin.
The Holding Report must be signed and personally delivered or mailed to the CCO. All Holding Reports will be held in confidence by the CCO in a secure location, subject to review requirements by authorized officers of Arin. Each Holding Report shall contain the following information, current within not more than 10 days of the date the person became an Access Person or the date of the Report as the case may be, for each Reportable Security in which the Access Person has a “direct or indirect beneficial interest”:
•title, exchange ticker or CUSIP number of the security involved;
•number of shares or principal amount and dollar value of purchase;
•date of acquisition;
•nature of the acquisition (purchase or other);
•nature of the interest ( direct or indirect and how held );
•price at which effected;
•name of each broker dealer or bank where the person maintains an account or where the securities are held; and
•date of the report.

Copies of brokerage account statements containing the above data will satisfy these requirements. Arin retains copies of each access person’s brokerage account statements to satisfy these requirements.
1.2.5Transaction Reports
Each Access Person must submit to the CCO a signed Transaction Report, (see Appendix D) within thirty
(30) days of the end of each calendar quarter, containing the following information with respect to each transaction during the quarter involving a reportable security in which the Access Person has, or acquires, a “direct or indirect beneficial interest”:
•title, exchange ticker or CUSIP number of the security involved;
•number of shares or principal amount and dollar value of purchase;
•nature of transaction (purchase, sale, other type of acquisition, etc.);
•price of the security;
•name of the broker, dealer or bank with or through which the transaction was effected;
•nature of ownership ( direct or indirect and how held );
•date of the transaction;
•date of the report; and
•copies of all confirmations.

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Copies of brokerage account statements containing the above data will satisfy these requirements. A Sample of Securities Account Statement Request Letter is contained in Appendix B.

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Exceptions from Reporting Requirements
Arin does not require reports with respect to the following:
a)Any reports for securities in accounts over which the Access Person has no direct or indirect influence or control;
b)Transaction reports for transactions pursuant to automatic investment plans;
c)Transaction reports which would duplicate information contained in broker trade confirmations or account statements already held in Arin’s records as long as the confirmations or statements are received by Arin no later than 30 days after the end of the applicable calendar quarter;
1.2.6Review of Reports
Upon receipt of each Holding Report or Transaction Report the CCO will review it to determine whether or not there are any questions about the contents, including the security(ies) referenced, size, timing or other aspects of the holding or transaction that require further inquiry. Particular, access person reports will be reviewed for unauthorized trading relating (but not limited) to the following issues:
a)Securities currently on the firm’s Restricted list;
b)Securities currently on the firm’s Watch list;
c)Initial public offerings (including Special Purpose Acquisition Corporations);
d)Private placements;
e)Any securities which may be potentially affected by inside information that the firm or access person may possess;
f)Market timing (if prohibited);
g)Front Running;
h)Participating in bunched trades to the disadvantage of clients;
i)Trading activity in contravention to advice given to clients.

Reports requiring no further inquiry are initialed and filed. Those requiring further inquiry will be the subject of “follow up” with the individual(s) involved and appropriate further action will be taken, if necessary, as described below.
Personal Securities Holdings and Transaction Reports will be reviewed by the CCO within 30 days of collection. If a problem or concern is detected, the CCO will immediately take appropriate action on any items that may conflict or potentially cause a conflict with the Code. Documentation of any actions taken, including any resolution or remediation will be created and maintained as required by the Rule under the direction of the CCO. All reports will be initialed by the CCO after their review is complete.
1.2.7Pre Approvals
Arin requires that each Access Person obtain pre- approval in writing from the CCO before he or she acquires direct or indirect beneficial ownership of any security in an initial public offering or in a limited offering, or any interest in a registered investment company for which Arin provides investment advisory services (See Appendix A).
Any Access Person wishing to purchase or sell the Alpha Architect 1-3 Month Box ETF (“BOXX”) shall notify Arin’s CCO immediately prior to such purchase or sale. Any Access Person wishing to purchase or sell any other investment company for which Arin provides investment advisory services shall notify Arin’s CCO at least 12 hours prior to such purchase or sale.
Arin also requires that each Access Person notify the CCO within 5 days of opening any brokerage account. Arin may restrict the number of accounts or the broker dealers with whom accounts may be opened.
Arin maintains a “restricted list” of securities in which Access Persons may not transact purchases or sales without pre-approval in writing from the CCO. Each Access Person is responsible for checking the “restricted list” (See Appendix E) before engaging in any personal transaction.
1.3Unethical Trading Practices

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With respect to enforcing Arin Risk Advisor’s Code of Ethics, the firm will monitor the activities of its representatives and Access Persons to ensure compliance with provisions of the Code including the various securities and non-securities related components of the Code. Any perceived violations of the Code will be immediately investigated, resolved, and documented as appropriate to the situation.
The following practices are universally regarded as violations of SEC and/or state regulations and are subject to severe penalties if discovered:
1.3.1Front running/Dumping
Purchasing or selling a security (including a mutual fund) in a personal account before purchasing or selling that security in a client account; OR purchasing or selling with advance knowledge of, and before, corresponding purchases or sales in portfolios of mutual funds owned by clients. In both cases, acting to obtain a more favorable price for a personal account than may be later available.
1.3.2Improper Use of Information
Generally using economic, market or other investment information obtained by virtue of one’s position with the adviser to advance a personal interest. SEE ALSO BELOW: “Misuse of Material Inside Information”.
1.3.3Conditioning (Manipulating) the Market
Utilizing one’s position or influence with a fund or clients to induce purchases or sales by these persons or entities of thinly traded securities in anticipation of profit from timed personal sales or purchases of these same securities.
1.3.4Inducements
The receipt of inducements or other benefits, including warrants or cash, from sponsors or others in return for selling or recommending certain mutual funds or other securities.
1.3.5Short Term Trading and Market Timing
Arin prohibits Short Term Trading and Market Timing by all employees and Associated Persons when in conflict with client account management. “Short Term Trading” is the practice of purchasing and selling the same security and/or the options or convertibles in a security within a short period of time. The length of the time period can vary from as short as a single trading day to a period of weeks, depending on the volatility of the security, use of margin, discount transaction costs or methods, etc.
“Market Timing” is the practice of placing purchase and sales orders in the same security or a related security in different markets in order to take advantage of price differentials. Transactions which have as their apparent purpose the obtaining of a short term trading and/or a market timing advantage at the expense of Arin Risk Advisor’s clients will be regarded as a violation of Arin Risk Advisor’s Code of Ethics where applicable and dealt with severely. Persons who have engaged in these transactions may be subject to the requirement that they give up any profits obtained or otherwise subjected to disciplinary action.

1.4Misuse of Material Inside Information (also referred to as Material Non Public Information)
In situations where Arin provides research services or securities analyses where it may come into contact with material inside information relating to a company, the firm will review (prior to assignment) the securities holdings and transaction activity of the access person to be assigned to conduct such research or analysis to ensure the access person:
a)Does not currently hold the security in any brokerage account where they have actual or beneficial ownership;
b)Does not have a prior trading history with respect to such security within the last 12 months;
Does not have any other discernible conflict of interest which may impair their objectivity with respect to the assignment.

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Material Inside Information is information:
Not generally available to the public,
About which the public has not had a reasonable opportunity to make an investment decision,
Communicated in breach of a fiduciary duty owed by employee or person under contract or professional relationship or misappropriated from such a person,
With “Substantial likelihood” that a reasonable investor would consider the information to be important in making investment decision (likely to have a substantial effect on the price of the company’s stock).
Examples of Material Inside Information
Special briefing information provided to analysts and other securities professionals by company officials in the course of dealings with the investment community;
Plan to change fund manager;
Plan to purchase or sell specific securities by fund;
Alteration in manager or fund philosophy or strategy;
Merger, tender offer, joint venture or other acquisition or similar transaction ;
Stock split or stock dividend or other change in dividend practice;
Significant earnings change;
Litigation;
Default in a debt obligation or a missed or changed dividend;
Sale or redemption of securities or change in ownership of a significant block of securities; or
Change in major product, customer or supplier.
Penalties for Insider Trading
The legal consequences for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties may include:
●civil injunctions
●jail sentences
●revocation of applicable securities-related registrations and licenses
●fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and
●fines for the Associated Person or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

Prohibited Activities
Associated Persons of Arin are absolutely prohibited from involving themselves in any way in any securities transaction undertaken with knowledge of material nonpublic information. All Associated Persons are prohibited from such conduct including (a) trading or recommending trading in securities for any account (personal or client) while in possession of material, non-public information; or (b)communicating material, non-public information to any other person.
The law absolutely requires that an adviser and any Associated Person refrain from any
“Personal Securities Transactions” until the material nonpublic information becomes public. Rules and procedures for handling situations involving material nonpublic information are set forth in the Compliance and Procedures Manual. If in doubt, consult with the CCO.

Reporting of Material, Non-Public Information

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Any Associated Person who possesses or believes that she/he may possess material, non- public information must report the matter immediately to the CCO. The CCO will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

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1.5Other Conduct
In addition to the “insider trading” rules and reporting personal securities transactions, Access Persons must observe specific substantive restrictions, as follows:
1.5.1“Blackout Periods”
No purchasing of initial public offerings or any other designated security for personal, family or other beneficial accounts during any blackout period specified by Arin or otherwise by regulation, without prior written approval of the CCO. A blackout period may vary by the type of security or transaction being contemplated and will be specified by the CCO when such information is distributed to Arin Risk Advisor’s Access Persons and/or employees.
1.5.2Pending Transactions/Allocation of Investment Opportunities

No personal trades in a security during a pending Client buy/sell order in that security. Investment opportunities must first be offered to clients before the firm or any access person is permitted to participate in the purchase or sale of such security. Furthermore, all trade allocations must be equitably made to clients first (not Arin or its Access Persons) and must not disadvantage the client to the benefit of Arin or access person under any circumstances.
1.5.3Public Commentary
Care should be taken in writing and publishing newsletters, analyses and other public commentary on markets, funds and other securities not to place the employee or the Company in a situation where a recommendation to buy or sell could be seen as conferring a personal benefit. If in any doubt, check with the CCO.
1.5.4Gifts, Entertainment, and Training Expenses

Non-Cash Compensation, Defined: This term encompasses any form of compensation received by Arin or any employee in connection with the sale and distribution of securities that is not cash compensation, including, but not limited to, merchandise, gifts and prizes, travel expenses, meals, lodging and securities.

The firm generally prohibits employees from accepting cash and non-cash compensation from vendors, sponsors, clients, or other business partners unless the total value of all gifts received throughout the calendar year is less than $350 or is specifically approved by the CCO. Cash, Gifts, trips, entertainment and any other perks or financial remuneration from clients or business partners (other than the occasional meal or memento) should typically be refused. The CCO should be immediately informed when cash or non-cash compensation is offered or received with a value in excess of $100 and the CCO shall record any such cash or non-cash compensation in the firm’s gift log.
Gifts from Fund Service Providers: Section 17(e)(1) of the Investment Company Act of 1940, as amended, prohibits a registered fund’s advisory personnel from accepting from any source any compensation (other than regular salary or wages from the fund) for the purchase or sale of any property to or for the fund. In compliance with this prohibition, Arin prohibits any employee from accepting any form of compensation, including merchandise, gifts and prizes, travel expenses, meals, lodging and securities, from any service provider of a fund for which Arin acts as advisor absent pre-approval from the CCO.

Training and Education: Since various products and services are continuously offered, it is particularly important that employees receive educational opportunities whenever possible. Should employees of the firm attend training or education meetings held by a product sponsor or business partner, any related reimbursement or payment of expenses must be made to Arin (not the employee individually, unless approved by the CCO). Any such payment or reimbursement must not be conditioned by the offeror on the achievement of sales targets or other incentives, such as gathering a specific level of assets.

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Gifts to Clients and Solicitors: Any gifts given to a client or solicitor of Arin by any employee shall be approved by the Manager unless such gift is not more than $500.

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1.5.5Service on Boards of Directors, Outside Business Activities, etc.
Outside business activities, such as services as a director or trustee of a public company or entity involved in the investment process, or interests in service providers, vendors or other companies should be avoided where “conflict of interest” issues might arise. Persons associated with Arin are required to notify the CCO in writing and receive written permission prior to engaging in any outside business activity, such as becoming a member of any board or a trustee of any entity, or accepting compensation from any other company.
1.6Review and Further Action
Arin takes its responsibilities seriously to review employee activities to detect and deter conduct, which is, or could become, a violation of this Code of Ethics. All employees are required to report any suspected violations of this Code to the CCO. Arin’s Whistleblower Policy is detailed the Policies and Procedures manual. Employees who wish to report any violations to external authorities may contact the Securities and Exchange Commission’s Office of the Whistleblower at (202) 551-4790. Employees should know that they might be asked to explain, informally or otherwise, their conduct or documentation with which they are associated. If further investigation reveals a violation, Arin may take further action, including placing the individual(s) involved under heightened supervision or restrictions, imposing internal penalties including canceling an improper employee securities trade disgorgement of ill-gotten profits or, in extreme cases, suspension or dismissal. Anyone who in good faith raises an issue regarding a possible violation of law, regulation or company policy or any suspected illegal or unethical behavior will be protected from retaliation. If you have violated this Code of Ethics, however, making a report will not protect you from the consequences of your actions. You can be subject to discipline up to and including termination of employment, if you violate this Advisor Code or fail to report violations that come to your attention.
In certain cases, the existence of violations may need to be disclosed to the SEC and/or state authorities with the consequent requirement that Form ADV be amended as well as the CRD/ IARD registrations on Form U-4 of the individuals involved. Corrective action may, in addition, involve unwinding improper client trades and other remedial action to make the client whole.
1.7Books and Records
Arin is required to maintain books and records related to the implementation of this Code of Ethics, in accordance with the provisions of SEC Rule 204-2. These include retention of the following in an easily accessible place for five years (and in the Arin office for the first two of those years):
Documents        Person(s) Responsible
Access Person listings    CCO
Receipts and Acknowledgments of this Code of Ethics    CCO
Holding Reports and actions taken    CCO
Transaction Reports and actions taken    CCO
Dated copies of this Code of Ethics and amendments    CCO
Documentation of any investigations, violations and remedies    CCO

1.8CFA Asset Manager Code of Professional Conduct –
Arin Risk Advisors shall also comply with the CFA Asset Manager Code of Professional conduct as stated below:
1.8.1General Principles of Conduct
Managers have the following responsibilities to their clients. Managers must:
1.Act in a professional and ethical manner at all times.
2.Act for the benefit of clients.
3.Act with independence and objectivity.

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4.Act with skill, competence, and diligence.
5.Communicate with clients in a timely and accurate manner.
6.Uphold the applicable rules governing capital markets.

1.8.2Asset Manager Code of Professional Conduct
A.Loyalty to Clients Managers must:
1.Place client interests before their own.
2.Preserve the confidentiality of information communicated by clients within the scope of the Manager–client relationship.
3.Refuse to participate in any business relationship or accept any gift that could reasonably be expected to affect their independence, objectivity, or loyalty to clients.
B.Investment Process and Actions Managers must:
1.Use reasonable care and prudent judgment when managing client assets.
2.Not engage in practices designed to distort prices or artificially inflate trading volume with the intent to mislead market participants.
3.Deal fairly and objectively with all clients when providing investment information, making investment recommendations, or taking investment action.
4.Have a reasonable and adequate basis for investment decisions.
5.When managing a portfolio or pooled fund according to a specific mandate, strategy, or style:
a.Take only investment actions that are consistent with the stated objectives and constraints of that portfolio or fund.
b.Provide adequate disclosures and information so investors can consider whether any proposed changes in the investment style or strategy meet their investment needs.
6.When managing separate accounts and before providing investment advice or taking investment action on behalf of the client:
a.Evaluate and understand the client’s investment objectives, tolerance for risk, time horizon, liquidity needs, financial constraints, any unique circumstances (including tax considerations, legal or regulatory constraints, etc.) and any other relevant information that would affect investment policy.
b.Determine that an investment is suitable to a client’s financial situation.

C.Trading Managers must:
1.Not act or cause others to act on material nonpublic information that could affect the value of a publicly traded investment.
2.Give priority to investments made on behalf of the client over those that benefit the Managers’ own interests.
3.Use commissions generated from client trades to pay for only investment- related products or services that directly assist the Manager in its investment decision making process, and not in the management of the firm.
4.Maximize client portfolio value by seeking best execution for all client transactions.
5.Establish policies to ensure fair and equitable trade allocation among client accounts.
D.Risk Management, Compliance, and Support Managers must:
1.Develop and maintain policies and procedures to ensure that their activities comply with the

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Code of Ethics
provisions of this Code and all applicable legal and regulatory requirements.
2.Appoint a compliance officer responsible for administering the policies and procedures and for investigating complaints regarding the conduct of the Manager or its personnel.
3.Ensure that portfolio information provided to clients by the Manager is accurate and complete and arrange for independent third-party confirmation or review of such information.
4.Maintain records for an appropriate period of time in an easily accessible format.
5.Employ qualified staff and sufficient human and technological resources to thoroughly investigate, analyze, implement, and monitor investment decisions and actions.
6.Establish a business-continuity plan to address disaster recovery or periodic disruptions of the financial markets.
7.Establish a firm-wide risk management process that identifies, measures, and manages the risk position of the Manager and its investments, including the sources, nature, and degree of risk exposure.
E.Performance and Valuation Managers must:
1.Present performance information that is fair, accurate, relevant, timely, and complete. Managers must not misrepresent the performance of individual portfolios or of their firm.
2.Use fair-market prices to value client holdings and apply, in good faith, methods to determine the fair value of any securities for which no independent, third-party market quotation is readily available.

F.Disclosures Managers must:
1.Communicate with clients on an ongoing and timely basis.
2.Ensure that disclosures are truthful, accurate, complete, and understandable and are presented in a format that communicates the information effectively.
3.Include any material facts when making disclosures or providing information to clients regarding themselves, their personnel, investments, or the investment process.
4.Disclose the following:
a.Conflicts of interests generated by any relationships with brokers or other entities, other client accounts, fee structures, or other matters.
b.Regulatory or disciplinary action taken against the Manager or its personnel related to professional conduct.
c.The investment process, including information regarding lock-up periods, strategies, risk factors, and use of derivatives and leverage.
d.Management fees and other investment costs charged to investors, including what costs are included in the fees and the methodologies for determining fees and costs.
e.The amount of any soft or bundled commissions, the goods and/or services received in return, and how those goods and/or services benefit the client.
f.The performance of clients’ investments on a regular and timely basis.
g.Valuation methods used to make investment decisions and value client holdings.
h.Shareholder voting policies.
i.Trade allocation policies.
j.Results of the review or audit of the fund or account.
k.Significant personnel or organizational changes that have occurred at the Manager.
l.Risk management processes.

ACKNOWLEDGMENT
I have read the above Arin Risk Advisors, LLC Code of Ethics and agree to comply with the provisions contained therein.

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ACCEPTED AND AGGREED TO:
Employee    Arin Risk Advisors, LLC
By:        By:

Name:        Name:

Title:        Title:

Date:        Date:

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Code of Ethics

APPENDIX A
Personal Trading Pre-Approval Form
The purpose of this pre-clearance form is to document that the proposed transaction follows Section 1.2.7 “Pre-Approvals” of the Arin Risk Advisors, LLC Code of Ethics. Pre-approval must be granted prior to placing a trade and is valid for five (5) business days after approval.
1.Buy: Sell: Short:
2.Security Name:
3.Security Type:    Common Stock:     Option: Debt: Other:
4.Exchange Ticker or CUSIP:
5.Number of Shares/Contracts/Principal:
6.Brokerage Account Number:         Custodian:
I hereby represent that, to the best of my knowledge, neither I nor the registered account holder: (1) is in possession of any material inside information concerning the security to which this request relates; (2) is engaging in any manipulative or deceptive trading activity; and have no other knowledge pertaining to this proposed transaction that constitutes a violation of ARA policy or securities laws.
I acknowledge that the Compliance Officer in his or her sole discretion has the right not to approve the trade, and I undertake to abide by his or her decision.
Employee
By:

Name:

Title:

Date:

Approval (to be completed by the CCO):    Approved:        Disapproved:     Arin Risk Advisors, LLC
By:

Name:

Title:

Date:

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Code of Ethics

APPENDIX B
Sample of Securities Account Statement Request Letter

<DATE>

<NAME OF CUSTODIAN>
<ADDRESS>
<CITY, STATE ZIP>
Re:    Account No.

Account Name

To Whom It May Concern:
As of <DATE>, please send monthly duplicate statements for the above listed accounts to: Arin Risk Advisors, LLC
Attn: Chief Compliance Officer
200 Four Falls Corporate Center Suite 211
West Conshohocken, PA 19428

This request is made pursuant to Arin Risk Advisors, LLC Code of Ethics. Thank you for your immediate attention to this matter.
Sincerely,
<Name> cc:

<Name>

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Code of Ethics

APPENDIX C

ARIN RISK ADVISORS, LLC ANNUAL HOLDINGS REPORT

For Securities Directly or Indirectly Beneficially Owned    As of:    <Date>

Name:        Submission Date:

Please submit the following information below regarding securities in which you have a direct or indirect beneficial ownership interest:

All holdings in Reportable Securities and Advised Funds as of no more than 45 days before this report is submitted. (Please see the Code of Ethics for the definitions of Reportable Securities and Advised Funds).
All securities accounts opened during the year.

This report must be returned within 30 days of the calendar year end. HOLDINGS IN COVERED

SECURITIES:

Name of Issuer	Exchange Ticker or CUSIP Number	Number of Shares/Contracts /Principal	Nature of Acquisition (Purchase or Other)	Nature of Interest (Direct or Indirect)	Name of Broker, Dealer or Bank Effecting Transaction

If you had no Covered Securities holdings to report this year, please check here.
SECURITIES ACCOUNTS OPENED DURING THE CALENDAR YEAR:

Name of Broker, Dealer or Bank	Account Number	Names on Account	Date Account was Established	Type of Account

If you did not establish a securities account during the year, please check here.

By signing this document, I represent and certify that:
I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial ownership interest;
I have read and understood the most recent copy of Arin Risk Advisors, LLC Code of Ethics and agree to abide by its requirements.

ACCEPTED AND AGGREED TO: Employee By: Name: Title: Date: Arin Risk Advisors, LLC	RECEIVED BY: Arin Risk Advisors, LLC By: Name: Title: Date:

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APPENDIX D

ARIN RISK ADVISORS, LLC QUARTERLY TRANSACTION REPORT

For Securities Directly or Indirectly Beneficially Owned    As of:    <Date>

Name:        Submission Date:

Please submit the following information below regarding securities in which you have a direct or indirect beneficial ownership interest:
All transactions in Reportable Securities and Advised Funds (Please see the Code of Ethics for the definitions of Reportable Securities and Advised Funds).
All securities accounts opened during the quarter.

The report must be returned within 30 days of the applicable calendar quarter end. SECURITIES TRANSACTIONS:

Date of Transaction	Name of Issuer	Exchange Ticker or CUSIP Number	Number of Shares/Contracts/ Principal	Transaction Type	Price	Name of Broker, Dealer or Bank Effecting Transaction

If you had no reportable transactions during the quarter, please check here.

SECURITIES ACCOUNTS OPENED DURING THE QUARTER:

Name of Broker, Dealer or Bank	Account Number	Names on Account	Date Account was Established	Type of Account

If you did not establish a securities account during the year, please check here.

By signing this document, I represent and certify that:
I certify that the all reported transactions were pre-approved by the Chief Compliance Officer in compliance with the Arin Risk Advisors, LLC Code of Ethics;
I have I have included all new securities accounts as required by the Arin Risk Advisors, LLC Code of Ethics.

ACCEPTED AND AGGREED TO: Employee By: Name: Title: Date: Arin Risk Advisors, LLC	RECEIVED BY: Arin Risk Advisors, LLC By: Name: Title: Date:

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Code of Ethics

APPENDIX E
Restricted Securities List – Current The following securities are Restricted:

Name of Issuer	Exchange Ticker or CUSIP Number
None

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Code of Ethics

APPENDIX F

ARIN RISK ADVISORS, LLC INITIAL HOLDINGS REPORT

For Securities Directly or Indirectly Beneficially Owned    As of:    <Date>

Name:        Submission Date:

Please submit the following information below regarding securities in which you have a direct or indirect beneficial ownership interest:

All holdings in Reportable Securities and Advised Funds as of no more than 45 days before this report is submitted. (Please see the Code of Ethics for the definitions of Reportable Securities and Advised Funds).
All securities accounts.

This report must be returned within 10 days of the date of hire. HOLDINGS IN COVERED

SECURITIES:

Name of Issuer	Exchange Ticker or CUSIP Number	Number of Shares/Contracts /Principal	Nature of Acquisition (Purchase or Other)	Nature of Interest (Direct or Indirect)	Name of Broker, Dealer or Bank Effecting Transaction

If you had no Covered Securities holdings to report this year, please check here.

SECURITIES ACCOUNTS:

Name of Broker, Dealer or Bank	Account Number	Names on Account	Date Account was Established	Type of Account

If you do not have any securities accounts, please check here.

By signing this document, I represent and certify that:
I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial ownership interest;
I have read and understood the most recent copy of Arin Risk Advisors, LLC Code of Ethics and agree to abide by its requirements.

ACCEPTED AND AGREED TO:    RECEIVED BY:
Employee    Arin Risk Advisors, LLC
By:        By:     Name:        Name:     Title:        Title:     Date:         Date:

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